Media Contact:
Melissa Plaisance
melissa.plaisance@albertsons.com |925-226-5115
Albertsons Companies, Inc. Announces Proposed
Senior Notes Offering

December 2, 2020 - Boise, ID - Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today announced its intention to offer $500 million in aggregate principal amount of additional 3.500% Senior Notes due 2029 (the "Additional Notes"). The Additional Notes will be issued under the same indenture as those issued by the Company on August 31, 2020. The Company and its subsidiaries, Safeway Inc., New Albertsons L.P. and Albertson's LLC, will be co-issuers of the Additional Notes.

The Company intends to use the net proceeds from the offering, together with approximately $224 million of cash on hand, to (i) fund a partial redemption (the "Redemption") of $700 million in aggregate principal amount of its outstanding 5.750% Senior Notes due 2025 (the "Existing 2025 Notes") and (ii) pay fees and expenses related to the Redemption and the issuance of the Additional Notes.

Pursuant to the terms of the indenture governing the Existing 2025 Notes, the Company will issue a conditional notice of redemption to redeem the outstanding Existing 2025 Notes. The Redemption will be conditional upon successful completion of the offering of the Additional Notes.

The Additional Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Additional Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 12, 2020, the Company operated 2,252 retail food and drug stores with 1,725 pharmacies, 398 associated fuel centers, 22 dedicated distribution centers and 20 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2019 alone, along with the Albertsons Companies Foundation, the Company gave $225 million in food and financial support. In 2020, the Company made a $53 million commitment to community hunger relief efforts and a $5 million commitment to organizations supporting social justice. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans' outreach.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward looking statements. The words "expect," "believe," "estimate," "intend," "plan" and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company's current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding our current expectations and beliefs as to our ability to consummate the offering of Additional Notes, the intended use of proceeds thereof, other pending transactions, and other future events. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the fiscal year ended February 29, 2020, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended June 20, 2020 and September 12, 2020, which are on file with the U.S. Securities and Exchange Commission (the "SEC"), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.